UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2003

STYLECLICK, INC.

(Exact name of Registrant as specified in charter)

Delaware

000-31043

13-4106745

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

111 E. Wacker Drive, Chicago, Illinois	60101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(312) 856-1081

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

The Registrant has been advised by USA Electronic Commerce Solutions LLC (“ECS”) that, effective as of March 17, 2003, ECS, and certain affiliates of the National Basketball Association (the “NBA”), have mutually terminated their relationship with respect to the operation of the NBA Online Store.  As a result, following a transition period that is anticipated to continue until no later than June 2003, Styleclick will no longer provide e-commerce platform and related services to the NBA on behalf of ECS.  Absent new customers, the Registrant will have no meaningful customers or sources of revenue at the end of the transition, however, the Registrant has no current expectation that it will be successful in attracting any material customers.

The Registrant has also been advised by ECS that, promptly following the transition period referred to above, ECS intends to wind-down its operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STYLECLICK, INC.

By:	/s/ Michael Adler
Name:	Michael Adler
Title:	Chief Executive Officer and
Chief Financial Officer

Date: March 17, 2003